UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 12, 2009

BPO Management Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-13591	23-2214195
(Commission File Number)	(IRS Employer Identification No.)

1290 N. Hancock Street, Suite 200, Anaheim Hills, CA	92807
(Address of Principal Executive Offices)	(Zip Code)

(714) 974-2670

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01: Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standards; Transfer of Listing.

On January 12, 2009, BPO Management Services, Inc., a Pennsylvania corporation (the “Company”),  received a Staff Determination Letter from The NASDAQ Stock Market LLC (“NASDAQ”) stating that the merger of Outsourcing Merger Sub, Inc. with and into BPO Management Services, Inc., a Delaware corporation, constituted a business combination that resulted in a “change of control” pursuant to Marketplace Rule 4340(a).  Accordingly, the post-merger entity was required to satisfy all of NASDAQ’s initial listing criteria and complete the initial listing process.  The letter went on to state that the initial listing application was not approved in part because the Company did not meet the minimum $4 bid price requirement for initial listing.  In addition, the Company does not meet the market value of listed securities or market value of publicly held shares requirements applicable for a company seeking initial listing on The NASDAQ Capital Market.  Accordingly, the Company’s securities are subject to delisting unless the Company requests a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”).

The Company intends to request a hearing before the Panel to appeal NASDAQ’s determination, at which it will present its plan for demonstrating compliance with all applicable listing requirements.  As a result, the Company’s securities will remain listed on The NASDAQ Capital Market at least until the Panel renders its decision following the hearing. However, there can be no assurance that the Panel will grant the Company’s request for continued listing.

A copy of the press release dated January 15, 2009 announcing receipt of the letter from NASDAQ is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

 (d)           Exhibits

Exhibit No.          Description
99.1                      Press Release dated January 15, 2009 announcing receipt of NASDAQ staff determination letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 15, 2009
BPO MANAGEMENT SERVICES, INC.

By:	/s/ Donald Rutherford
Donald Rutherford
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.          Description

99.1                      Press Release dated January 15, 2009 announcing receipt of NASDAQ staff determination letter.